UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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 ☐     Preliminary Proxy Statement

 ☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 ☐     Definitive Proxy Statement

 ☒     Definitive Additional Materials

 ☐     Soliciting Material Pursuant to § 240.14a-12

BlackRock Bond Fund, Inc.

BlackRock FundsSM

BlackRock Funds IV

BlackRock Funds V

BlackRock Funds VI

BlackRock Long-Horizon Equity Fund

BlackRock Strategic Global Bond Fund, Inc.

Managed Account Series II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE VOTE NOW!

IMPORTANT NOTICE FOR SHAREHOLDERS OF

BlackRock Total Return Fund	BlackRock Low Duration Bond Portfolio
BlackRock Tactical Opportunities Fund	BlackRock Strategic Income Opportunities Portfolio
BlackRock Global Long/Short Credit Fund	BlackRock CoreAlpha Bond Fund
BlackRock Core Bond Portfolio	BlackRock Long-Horizon Equity Fund
BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	BlackRock Strategic Global Bond Fund, Inc
BlackRock GNMA Portfolio	BlackRock U.S. Mortgage Portfolio
BlackRock Inflation Protected Bond Portfolio

Dear Shareholder,

Time is running short and the Joint Special Shareholder Meeting is rapidly approaching. You recently received proxy materials relating to the proposals to be voted on at the Joint Special Shareholder Meeting of each of the funds listed above (collectively, the “Funds” and each, a “Fund”), which will be held in a virtual meeting format at 10:00 a.m. (Eastern Time) on Tuesday, October 26, 2021. You are receiving this REMINDER notice because you held shares in one or more of the Funds on the record date and we have not received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors/Trustees of each Fund believes the applicable proposals are in the best interests of the Fund and its shareholders and recommends that you vote “FOR” the approval of each applicable proposal.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” each applicable proposal by using one of the following options:

1. Vote Online	2. Vote by Phone	3. Vote by Mail

by logging onto the website listed on the enclosed proxy card or voting instruction form and following the instructions	by calling the toll-free number on the enclosed proxy card or voting instruction form and following the instructions	by completing and returning your executed proxy card or voting instruction form in the postage paid envelope provided

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitation calls. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you vote utilizing one of the options listed above.

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting WWW.PROXY-DIRECT.COM/BLK-32307 or by calling Computershare Fund Services, the Funds’ proxy solicitor toll free at 1-866-650-3710.

If you have any questions about the proposals, please call Computershare Fund Services, toll free at 1-866-650-3710.

If you have already voted, please disregard this notice.

Thank you for voting!